Exhibit 99.3

6 7 4 7 7 6 Sr. Leadership Financial IT Industry Global business Public Company Board Technology and Innovation Director Competencies and Attributes 100 East Davie Street, Raleigh, North Carolina 27601 Corporate Governance August 2017 Our Board CONTINUAL FOCUS ON BOARD COMPOSITION Review of board composition Select candidates for re-election Effect annual election of directors Plan for any mandatory retirements at 75 Solicit and share individual feedback Confirmation of willingness to stand for re-election Annual evaluations of Board and committees Spring Summer Fall Winter Independent Board Chair Annual director elections under majority voting standard 7 1 Board Independence Independent Not Independent Diversity: 50% Stockholder Engagement Program We regularly engage with our stockholders through: Investor conferences One-on-one meetings Annual Analyst Day Red Hat site visits Periodic communication outreaches 0 1 2 3 <=55 56-62 63-70 70+ Average Age: 61 0 1 2 3 0-3 Yrs. 4-7 Yrs. 8-12 Yrs. 12+ Yrs. Median Tenure: 7.2 Yrs.

Executive Compensation Target Compensation for Fiscal 2018 ~90% of target compensation opportunities based on one or more corporate performance elements 78% of target compensation opportunities delivered in form of equity with a performance condition 97% lowest approval rate received for our say-on-pay vote in each of last five years Selected Compensation Governance Practices _ No new excise tax gross-ups - Board adopted policy prohibiting any new agreements that include excise tax gross up payment _ Stock ownership policy - Executives subject to stock ownership requirement expressed as multiple of base salary levels which are regularly reviewed _ Compensation clawback for misconduct - Executives subject to clawback policy that requires reimbursement of incentive compensation, if misconduct results in a material restatement of our financial results _ No automatic severance payments upon a change-in-control - “Double trigger” required to receive severance payments following a change-in-control _ No hedging - Insider trading policy prohibits hedging of Red Hat stock CEO Other Named Officers Our program focuses on overall Company performance and strategic execution 90% of target compensation opportunities (average) based on one or more corporate performance elements 78% of target compensation opportunities (average) delivered in form of equity with a performance condition 98% lowest approval rate received for our say-on-pay vote in each of last five years 27% 27% 26% 12% 8% TSR PSUs Base Salary Annual Cash Bonus RSAs 92% At Risk Operating PSUs 25% 25% 25% 12% 13% Annual Cash Bonus TSR PSUs Operating PSUs RSAs Base Salary 87% At Risk